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                                                                  EXHIBIT 99 (a)

[POPULAR, INC. LOGO]


For additional information contact:
Mr. Jorge A. Junquera
Senior Executive Vice President
Telephone (787) 754-1685
Or visit our web site at http://www.popularinc.com



April 10, 2001                                                      News Release


      POPULAR, INC. ANNOUNCES EARNINGS FOR THE QUARTER ENDED MARCH 31, 2001

         Popular, Inc.'s (the Corporation) net income for the first quarter of 2001 was $74.2 million as compared with $64.2 million reported for the same quarter of 2000, an increase of $10.0 million or 15.7%. Earnings per common share (EPS) for the quarter were $0.53, or 15.2% higher than $0.46 for the quarter ended March 31, 2000. Net earnings for the last quarter of 2000 were $75.5 million, or $0.54 per share.

         The Corporation's return on assets (ROA) and return on common equity
(ROE) for the first quarter of 2001 were 1.09% and 15.25%, respectively, compared with 1.01% and 14.57% for the same period in 2000. For the last quarter of 2000, these ratios were 1.09% and 15.72%.

         The Corporation's net income for the first quarter of 2001, when compared with the same period a year ago, reflected higher net interest income by $13.5 million and lower operating expenses by $6.5 million. Non-interest income, excluding gain on sale of securities and trading account profits, rose $12.7 million. These favorable variances were partially offset by decreases in the gain on sale of securities and trading account profits of $13.5 million and an increase in income tax of $8.4 million.

         The increase in net interest income of $13.5 million or 5.6% over the first quarter of 2000 was the effect of a favorable variance of $15.3 million due to a higher volume of average earning assets and a negative variance of $1.8 million due to a lower net interest margin. The increase in average earning assets of $2.4 billion was driven principally by a $1.2 billion increase in the average loan portfolio, mainly mortgage and commercial loans and a $1.1 billion increase in average investment securities, mostly from U.S. Government agencies. The increase in the volume of earning


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2- POPULAR, INC. 2001 FIRST QUARTER RESULTS

assets was funded mainly through higher average volume of short-term borrowings and interest-bearing deposits, which rose $1.4 billion and $760 million, respectively. The net interest yield for the quarter ended March 31, 2001, was 3.90% compared with 4.08% for the first quarter of 2000. The reduction in the net interest yield resulted from an increase of 11 basis points in the average cost of interest-bearing liabilities, mostly long-term debt and time deposits. Also, the average yield on loans declined 26 basis points. This decline was due to lower credit card income resulting from the sale of the U.S. credit card portfolio in 2000, a higher proportion of mortgages in the total loan portfolio, and the impact of the declining interest rate scenario at the beginning of 2001 in commercial loans with floating rates. The decline in the net interest yield was partially tempered by a rise of 42 basis points in the yield on investment securities, resulting from the maturity of investment securities during 2000 whose proceeds were reinvested at higher rates and additional arbitrage activities undertaken since the first quarter of 2000. For the last quarter of 2000 the net interest yield was 3.79%. The improvement in the net interest margin since the last quarter of 2000 stems from a reduction of 22 basis points in the cost of funding earning assets, as opposed to an 11 basis points reduction in their yield. The declining interest rate scenario in the first quarter of 2001 had a positive impact in the Corporation's net interest income due to its slightly negative gap and its net interest yield has begun to reflect an upward trend for the first time since the end of 1998.

         The provision for loan losses totaled $50.0 million for the first quarters of 2001 and 2000. Net charge-offs for the quarter ended March 31, 2001, were $36.1 million or 0.89% of average loans compared with $48.6 million or 1.29% for the first quarter of 2000.

         Total non-interest income, excluding securities and trading transactions, grew 12.5%, from $101.6 million for the first quarter of 2000 to $114.3 million for the same period in 2001. This growth was fueled by increases of $10.8 million in other service fees and $4.4 million in service charges on deposit accounts, partially tempered by a $2.5 million decrease in other operating income. The increase in other service fees is mostly attributed to processing fees generated by GM Group and to debit card fees mainly as a result of the growing volume of point-of-sale terminals and transactions. Also, contributing to the growth were higher check cashing fees, basically driven by the expansion of the Corporation's retail financial subsidiary in the United States, and insurance commission income derived from Popular Insurance. The latter began operations in July 1, 2000.


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3- POPULAR, INC. 2001 FIRST QUARTER RESULTS


Service charges on deposit accounts increased mostly due to higher commercial account activity and the implementation during 2000 of new fees in deposit accounts, including charges for electronic transaction overdrafts, accounts without activity, and others. Also, the increase relates to some fees, including external payments, which were previously accounted for as other service fees and beginning in 2001 are charged through account analysis for certain commercial accounts.

         The decrease in other income resulted mostly from lower revenues from the Corporation's leasing subsidiary and to income no longer derived as a result of the sale of Banco Fiduciario (BF) in the latter part of 2000. Also, included in other income was a pretax loss of $631 thousand on the fair market value of derivatives pursuant to SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", which was adopted during the quarter.

         During the first three months of 2001, the Corporation realized gains on sale of securities and trading transactions of $0.6 million, compared with $14.1 million for the same period in 2000. During the first quarter of 2000, the Corporation exercised its conversion right and exchanged its investment in preferred stock of a financial corporation in Puerto Rico for common stock of the same entity, resulting in a $13.4 million pretax gain.

         Operating expenses amounted to $220.0 million for the first quarter of 2001 compared with $226.5 million for the same period in 2000, for a decrease of $6.5 million or 2.9%. Personnel costs increased $1.7 million driven by a rise of $2.5 million in pension, profit sharing and other benefits. Partially offsetting the rise was a decrease of $0.8 million in salaries, impacted by lower headcount resulting from the sale of BF and the U.S. credit card operations, and to retired employees at Banco Popular. The latter was partly offset by annual merit increases and the impact of continued expansion in other business areas.

         All other operating expenses, excluding personnel costs, decreased $8.2 million or 6.7% when compared with the first quarter of 2000. This decline was mostly reflected in business promotion, other operating expenses, professional fees and amortization of intangibles. Business promotion declined mostly due to the fact that the Corporation is no longer incurring advertising efforts to market the U.S. credit cards, as these operations were sold in the second half of 2000. Other operating expenses declined mostly due to the sale of BF and lower sundry losses. Moreover, professional fees declined due to lower legal and consulting services, computer service fees, data


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4- POPULAR, INC. 2001 FIRST QUARTER RESULTS


processing and other professional services. The decrease in the amortization of intangibles relates to the core deposits intangible recorded on the merger with BanPonce Corporation in 1990, which was fully amortized at the end of 2000.

         On January 1, 2001, the Corporation adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," which requires the recognition of derivatives as either assets or liabilities in the statement of condition measured at fair value. At the adoption, the Corporation recognized $686 thousand (net of tax) in income as a cumulative effect of accounting changes.

         The Corporation's total assets at March 31, 2001, amounted to $27.3 billion, compared with $25.3 billion at March 31, 2000. Total assets at December 31, 2000, were $28.1 billion. At March 31, 2001, total loans amounted to $16.5 billion compared with $15.2 billion a year ago and $16.1 billion at December 31, 2000. Mortgage and commercial loans, which accounted for the largest increases in the portfolio, rose $1.1 billion and $238 million, respectively, from March 31, 2000. These same portfolios rose $394 million and $96 million, respectively, when compared with December 31, 2000. The decrease in assets from December 31, 2000 was mostly experienced in investment securities, which totaled $8.0 billion as of March 31, 2001, compared with $9.1 billion at the end of 2000. This decline is partly due to lower arbitrage activity as of the end of the quarter resulting from management's objective of reducing the reliance on borrowings. Investment securities were $7.3 billion as of March 31, 2000.

         The allowance for loan losses amounted to $305 million as of March 31, 2001, or 1.85% of loans, compared with $293 million or 1.93% at the same date in 2000. At December 31, 2000, the allowance for loan losses totaled $291 million or 1.81% of loans. Non-performing assets were $368 million or 2.23% of ending loans at March 31, 2001, compared with $361 million or 2.38% at the end of the first quarter of 2000 and $347 million or 2.16% at December 31, 2000. The increase of $21 million from December 31, 2000 was mostly reflected in non-performing commercial loans, which increased by $19 million from the end of 2000. The increase resulted from the growth in the portfolio. The allowance as a percentage of non-performing assets was 83.01% at March 31, 2001, compared with 81.23% at the end of the first quarter of 2000 and 83.82% at December 31, 2000. The Corporation's policy is to place commercial loans on non-accrual status when payments of principal or interest are delinquent 60 days. The industry practice for most U.S. banks is to place


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5- POPULAR, INC. 2001 FIRST QUARTER RESULTS


commercial loans in non-accrual status when payments of principal or interests are delinquent 90 days. Financing leases, conventional mortgage and close-end consumer loans are placed on non-accrual status if payments are delinquent 90 days.

         Total deposits rose to $15.1 billion at March 31, 2001 compared with $14.3 billion at March 31, 2000, and $14.8 billion at December 31, 2000. Borrowed funds increased to $9.6 billion at March 31, 2001, compared with $8.8 billion at the same date a year earlier. At December 31, 2000, borrowed funds totaled $10.8 billion.

         At March 31, 2001, stockholders' equity was $2.1 billion, compared with $1.7 billion at the same date last year. Stockholders' equity was $2.0 billion at December 31, 2000. The allowance for unrealized gains, net of taxes, on securities available-for-sale amounted to $82 million as of March 31, 2001, compared with unrealized losses of $161 million as of March 31, 2000 and unrealized gains of $4 million as of December 31, 2000.

         The market value of the Corporation's common stock at March 31, 2001, was $29.45 per share, compared with $22.19 at March 31, 2000, and $26.31 at December 31, 2000. The Corporation's market capitalization at March 31, 2001 was $4.0 billion, compared with $3.0 billion at March 31, 2000, and $3.6 billion at December 31, 2000. At March 31, 2001, the Corporation's common stock had a book value per share of $14.87.

         The Corporation's common and preferred stock are traded on the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System under the symbols BPOP and BPOPP, respectively.



                                     * * *

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POPULAR, INC.
FINANCIAL SUMMARY
(In thousands, except per share data)

                                                                  Quarter ended
                                                                     March 31                  First
                                                        --------------------------------       Quarter       ---------------
                                                                                             2001 - 2000          Fourth
                                                                                               Percent            Quarter
                                                            2001                2000           Variance            2000
                                                        --------------------------------------------------------------------
SUMMARY OF OPERATIONS

Interest income                                         $    550,451        $    505,801         8.83%         $     558,408
Interest expense                                             294,734             263,561        11.83                312,659
                                                        --------------------------------------------------------------------

Net interest income                                          255,717             242,240         5.56                245,749
Provision for loan losses                                     50,034              50,013         0.04                 46,242
                                                        --------------------------------------------------------------------

Net interest income after provision
  for loan losses                                            205,683             192,227         7.00                199,507

Other operating income                                       114,368             101,645        12.52                121,130
Gain on sale of securities                                       290              13,264                              (2,539)
Trading account profit                                           309                 817                                 770
                                                        --------------------------------------------------------------------

Total other income                                           114,967             115,726        (0.66)               119,361

Salaries and benefits                                         99,797              99,092         0.71                 88,346
Profit sharing                                                 5,097               4,132        23.35                  4,016
Amortization of intangibles                                    6,876               8,592       (19.97)                 8,600
Other operating expenses                                     108,199             114,688        (5.66)               109,729
                                                        --------------------------------------------------------------------

Total operating expenses                                     219,969             226,504        (2.89)               210,691
                                                        --------------------------------------------------------------------

Income before income tax, minority interest and
  cumulative effect of accounting changes                    100,681              81,449        23.61                108,177
Income tax                                                    27,151              18,756        44.76                 32,695
Net losses of minority interest                                   16               1,496       (98.93)                    17
                                                        --------------------------------------------------------------------
Income before cumulative effect of accounting changes         73,546              64,189        14.58                 75,499
Cumulative effect of accounting changes, net of tax              686                   0
                                                        --------------------------------------------------------------------

Net income                                              $     74,232        $     64,189        15.65          $      75,499
                                                        ====================================================================

Net income applicable to common stock                   $     72,145        $     62,102        16.17          $      73,410
                                                        ====================================================================
Earnings per common share:
 Net income                                             $       0.53        $       0.46                       $        0.54
                                                        ============        ============                       =============

Average common shares outstanding                        136,110,438         135,763,765                         136,013,633
Common shares outstanding at end of period               136,101,195         135,747,610                         135,998,617

SELECTED AVERAGE BALANCES
Total assets ...................................        $ 27,707,352        $ 25,466,481         8.80          $  27,598,700
Loans ..........................................          16,204,326          15,027,521         7.83             16,222,867
Earning assets .................................          26,151,332          23,756,508        10.08             25,952,546
Deposits .......................................          14,831,644          14,147,519         4.84             14,706,237
Interest-bearing liabilities ...................          22,227,630          20,099,522        10.59             22,107,939
Stockholders' equity ...........................           2,018,788           1,815,021        11.23              1,957,918

SELECTED FINANCIAL DATA AT PERIOD-END
Total assets ...................................        $ 27,312,724        $ 25,302,025         7.95          $  28,057,051
Loans ..........................................          16,509,477          15,200,931         8.61             16,057,085
Earning assets .................................          25,691,107          23,602,803         8.85             26,339,431
Deposits .......................................          15,093,740          14,337,861         5.27             14,804,907
Interest-bearing liabilities ...................          21,721,087          20,173,181         7.67             22,480,261
Stockholders' equity ...........................           2,122,974           1,682,293        26.20              1,993,644

PERFORMANCE RATIOS
Net interest yield* ............................                3.90%               4.08%                               3.79%
Return on assets ...............................                1.09                1.01                                1.09
Return on common equity ........................               15.25               14.57                               15.72

CREDIT QUALITY DATA
Non-performing assets ..........................        $    367,761        $    361,247         1.80          $     346,747
Net loans charged-off ..........................              36,130              48,581       (25.63)                50,884
Allowance for loan losses ......................             305,295             293,442         4.04                290,653
Non-performing assets to total assets ..........                1.35%               1.43%                               1.24%
Allowance for losses to loans ..................                1.85                1.93                                1.81

* Not on a taxable equivalent basis
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